UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 4, 2011 (March 2, 2011)

GENERAL DYNAMICS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-3671	13-1673581
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2941 Fairview Park Drive, Suite 100, Falls Church, Virginia		22042-4513
( Address of Principal Executive Offices)		(Zip Code)

(703) 876-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)	Election of Director

On March 2, 2011, the board of directors of General Dynamics Corporation elected Mary T. Barra as a member of the board of directors, effective March 15, 2011. Ms. Barra has not yet been appointed to any committees of the board. There is no arrangement or understanding between Ms. Barra and any other person pursuant to which Ms. Barra was elected as a director. At this time, the company is not aware of any transactions with Ms. Barra that would require disclosure under Item 404(a) of Regulation S-K.

As a non-employee director, Ms. Barra will receive the same compensation paid to other non-employee directors of the company as disclosed under the caption “Director Compensation” in the company’s proxy statement filed with the Securities and Exchange Commission on March 19, 2010. Subsequent to the filing of the proxy statement, the board approved a $5,000 increase in the annual cash retainer for directors and a $500 increase in the fee for attendance at board meetings.

A copy of the press release announcing the election of Ms. Barra is attached as Exhibit 99.1 to this current report on Form 8-K and incorporated herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	General Dynamics press release dated March 4, 2011, announcing the election of Mary T. Barra to the board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL DYNAMICS CORPORATION

by	/s/ Jason W. Aiken
Jason W. Aiken Vice President and Controller (Authorized Officer and Chief Accounting Officer)

Dated: March 4, 2011